EXHIBIT 3.1

Effective as of March 28, 2007

AMENDED AND RESTATED

BYLAWS

OF

ACXIOM CORPORATION

ARTICLE I. OFFICES

The registered office of ACXIOM CORPORATION (referred to herein as the "Corporation") shall be located in the City of Wilmington, County of New Castle, State of Delaware. The principal office of the Corporation shall be located in the City of Little Rock, County of Pulaski, State of Arkansas. The Corporation may have such other offices, either within or without the States of Delaware and Arkansas, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 1.     Annual Meeting. The annual meeting of the shareholders shall be held after the Corporation's fiscal year end on such date and at such time as determined annually by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

SECTION 2.    Inspectors of Election. Every election of directors shall be managed by two (2) inspectors, who shall be appointed by the Board of Directors. The inspectors of election shall hold and conduct the election for which they are appointed to serve, and after the election they shall file with the Secretary of the Corporation a certificate under their hands certifying the results thereof and the names of the directors so elected. The inspectors of election, at the request of the chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting and shall certify the results thereof.

SECTION 3.     Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President, the Chief Executive Officer, the Board of Directors, or by a committee of the Board of Directors that has been duly designated by the Board and whose power and authority, as expressly provided in these Bylaws or in a resolution of the Board, include the power to call such meetings, and a special meeting shall be called by the President at the request of the holders of a majority of all the votes entitled to be cast on any issue proposed to be considered at such special meeting, if such holders have signed, dated, and delivered to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

SECTION 4.     Place of Meeting. Unless otherwise prescribed by statute, the Board of Directors may designate any place, either within or without the States of Delaware or Arkansas, as the place of meeting for any annual or special meeting of the shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, whether within or without the States of Delaware or Arkansas, unless otherwise prescribed by statute, as the place for the holding of such

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meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation in the State of Arkansas.

SECTION 5.     Notice of Meeting. Unless otherwise prescribed by applicable law, written notice stating the place, date and time of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be given either by mail, electronically, or in person to each shareholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to have been given and delivered when deposited in the United States Mail, postage prepaid, and addressed to the shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation.

SECTION 6.     Date for Determination of Shareholders of Record. In order that the Corporation may determine the shareholders (i) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, (ii) entitled to receive payment of any dividend or other distribution or allotment of any rights, (iii) entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or (iv) for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 7.     List of Shareholders Entitled to Vote. After fixing the record date for a meeting, the Secretary shall prepare an alphabetical listing of the names of all of the shareholders of the Corporation who are entitled to notice of the shareholders' meeting, which list must be arranged by voting group and must show the address of and number of shares held by each such shareholder. The shareholders' list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The shareholders' list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

SECTION 8.     Quorum; Vote Required For Action. Unless otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws, a majority of the votes entitled to be cast on a matter by the shareholders of the Corporation represented in person or by proxy shall constitute a quorum for purposes of such matter at any meeting of shareholders. A majority of the votes cast at any meeting at which a quorum is present shall decide every question or matter submitted to the shareholders at such meeting, unless otherwise provided by applicable law, the Certificate of Incorporation, or these Bylaws.

SECTION 9.     Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its effective date, unless the proxy expressly provides for a longer

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period. A duly executed proxy shall be revocable unless the appointment form conspicuously states that it is irrevocable and is coupled with an interest sufficient at law to support an irrevocable power. An irrevocable proxy is revoked when the interest with which it is coupled is extinguished. A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary of the Corporation an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies shall be dated and shall be filed with the records of the meeting.

SECTION 10.    Adjournments. Any meeting of shareholders, annual or special, at which a quorum is present may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting in the manner provided in these Bylaws.

SECTION 11.    Organization. Meetings of shareholders shall be presided over by the Chairman of the Board of Directors or the President, or in the absence of the foregoing persons by a presiding officer designated by the Board of Directors, or in the absence of such designation by a presiding officer chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary the presiding officer of the meeting may appoint any person to act as secretary of the meeting.

SECTION 12.    Voting of Shares. Subject to the provisions of these Bylaws, and particularly the following section hereof, each outstanding share of common stock of the Corporation entitled to vote with respect to a particular matter shall be entitled to one vote upon such matter when submitted to a vote of shareholders.

SECTION 13.	Voting of Shares by Certain Holders.

(a)  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b)  Shares held by an administrator, executor, guardian or conservator may be voted by such fiduciary, either in person or by proxy, without a transfer of such shares into the fiduciary's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held as trustee without a transfer of such shares into such trustee's name.

(c)  Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name, if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

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(e)  Shares of the Corporation's own stock and held as treasury shares or otherwise belonging to the Corporation shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

SECTION 14.    Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. All written consents executed by one or more shareholders shall be included in the minutes or filed with the corporate records. If it is required by law that notice of the proposed action be given to non-voting shareholders and the action is to be taken by written consent of the voting shareholders, the Corporation shall give its non-voting shareholders written notice of the proposed action in accordance with the law requiring the giving of such notice.

SECTION 15.	Nominations for Directors.

(a) Nominations for election to the Board of Directors may be made by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as expressly provided in these Bylaws or in a resolution of the Board of Directors, include the power to nominate directors, or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this section.

(b) Nominations by a shareholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal office of the Corporation (i) with respect to an election to be held at an annual meeting of shareholders, by the date specified in Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as currently in effect or as may in the future be amended (the “Exchange Act”) with regard to the submission of shareholder proposals; and (ii) with respect to an election to be held at a special meeting of shareholders, by the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address, and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the Exchange Act (including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the shareholder giving the notice (A) the name and address, as they appear on the Corporation's books, of such shareholder, and (B) the class and number of shares of the Corporation which are beneficially owned by such shareholder; (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; and (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder.

(c) To be eligible to be a shareholder nominee for election as a director of the Corporation, a person must deliver in writing (in accordance with the time periods prescribed above for delivery of notice of a shareholder nomination for director) to the Secretary of the Corporation a representation as to

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whether the person (i) intends, if elected as a director, to promptly tender to the Board of Directors an irrevocable resignation effective upon (A) his or her failure to receive the required vote for re-election at the next meeting of shareholders of the Corporation at which he or she would face re-election, and (B) acceptance of such resignation by the Board of Directors, in accordance with a publicly disclosed policy adopted by the Board of Directors in this regard; (ii) is or intends to become a party to any agreement, arrangement or understanding with any other person or entity regarding the manner in which the person, if elected as a director, will vote on any matter coming before the Board of Directors; and (iii) is or intends to become a party to any agreement, arrangement or understanding with any other person or entity (other than the Corporation) regarding any direct or indirect compensation, reimbursement or indemnification in connection with his or her service as a director of the Corporation.

(d) At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedure set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare to attendees of the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws of the Corporation, and in such event, the defective nomination shall be disregarded.

SECTION 16.    Notice of Shareholder Business. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation by the date specified in Rule 14a-8 of Regulation 14A of the Exchange Act, as currently in effect or as may in the future be amended, with regard to the submission of shareholder proposals . A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information required by Rule 14a-8 of the Exchange Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this section. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the attendees of the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and in such event, such business not properly brought before the meeting shall not be transacted.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1.     General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

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SECTION 2.	Number, Election and Terms.

(a) The Board of Directors of the Corporation shall consist of not less than three (3) nor more than fifteen (15) individuals, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the entire Board of Directors.

(b) Except as provided below in Section 9 of this Article III (“Vacancies”) and as may be provided in the terms of any series of preferred stock authorized for issuance pursuant to the Corporation’s Amended and Restated Certificate of Incorporation, each nominee for director in an election in which the number of nominees is equal to the number of open board seats (an “Uncontested Election”) shall be elected by a vote of the majority of the votes cast with respect to that nominee’s election at any shareholders’ meeting at which a quorum is present. If, as of the fourteenth (14th) day preceding the date the Corporation first distributes its notice of meeting for such meeting to its shareholders, the number of nominees exceeds the number of open board seats (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast, whether or not such election becomes an Uncontested Election after such date. For purposes of this Section 2, a majority of votes cast shall mean that the number of shares voted “for” a nominee’s election exceeds the number of shares voted “against” that nominee’s election. “Abstentions” and “broker non-votes,” if applicable, although counted for quorum purposes, shall not be included in the total number of votes cast or be counted as votes cast “for” or “against” any nominee’s election. At a meeting of shareholders at which directors are to be elected by a plurality of the votes cast, shareholders shall not be permitted to cast votes “against” any nominee, but rather shall either vote for or withhold their votes with respect to any nominee. With regard to Uncontested Elections, the Board has established procedures pursuant to which any nominee who fails to receive a majority of the votes cast will tender his or her resignation to the Board. The Board will act upon a tendered resignation within ninety (90) days of the date on which the election results were certified and will promptly make public disclosure of the results of its actions. If the Board accepts a director’s resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy in accordance with Section 9 of this Article III.

(c) The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in the year following their initial election, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in the second year following their initial election, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in the third year following their initial election, with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of shareholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

SECTION 3.     Regular Meetings. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution.

SECTION 4.     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors or the President upon receipt of a written request therefore from two (2) or more directors.

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SECTION 5.     Place of Meetings. Regular meetings of the Board of Directors shall be held at the place designated in the resolution of the Board of Directors providing for the holding of such meetings. Other meetings of the Board of Directors shall be held at such place as is designated in the notice of the meeting. A waiver of notice signed by all directors entitled to vote at a meeting may designate any place as the place for holding such meeting. If no designation is made, the Board of Directors' meeting shall be held at the principal office of the Corporation in Arkansas.

SECTION 6.     Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least two (2) days prior to the meeting by written notice delivered personally, by mail or electronically to each director at his/her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, provided the same is so mailed at least five (5) days prior to the meeting. If notice be given electronically, such notice shall be deemed to be delivered upon transmission by the sender. Any director may waive notice of any meeting. The attendance by a director at a meeting shall constitute a waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 7.     Quorum; Vote Required for Action. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws. If less than a quorum of the directors is present at any meeting, then a majority of the directors present may vote to adjourn such meeting, from time to time, and the meeting may be held, as adjourned, without further notice other than announcement at the meeting. Except in cases in which the Certificate of Incorporation or these Bylaws provide otherwise, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8.     Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman, by a Vice Chairman of the Board, if any, or in the absence of the Vice Chairman by the President, or in the absence of all of the foregoing, by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 9.     Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum of the Board of Directors, unless otherwise provided by applicable law. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 10.   Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.

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SECTION 11.    Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent or abstention shall be entered in the minutes of the meeting, or unless the director (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to the transaction of business at the meeting, or (ii) delivers a written dissent or abstention to such action to the presiding officer of the meeting before the adjournment thereof or to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

SECTION 12.    Informal Action by Directors. Unless the Certificate of Incorporation or these Bylaws otherwise expressly provide, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the consents are filed with the minutes of the proceedings of the Board or such committee. Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 13.   Advisory Directors. The Board of Directors may appoint one or more advisory directors who will not actually serve as members of the Board. Such advisory directors shall only act in an advisory capacity and shall have no power of final decision in any matters concerning the corporation.

SECTION 14.    Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV. COMMITTEES OF THE BOARD OF DIRECTORS

SECTION 1.     Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate such regular and special committees as it deems desirable, in addition to the regular committees required by this Article. The Board of Directors may appoint one or more rotating members of any committee and may appoint one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board of Directors shall designate one member of each committee to serve as chairman. Each committee must have two or more members, each of whom shall serve at the pleasure of the Board of Directors, and only members of the Board of Directors may serve on a committee. The regular committees designated in this Article shall be appointed at the organizational meeting of the Board of Directors each year.

Any such committee, to the extent provided in the resolution of the Board of Directors and to the extent not otherwise prohibited by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 2.     Audit Committee. There shall be appointed by the Board of Directors an audit committee of not less than three (3) independent members of the Board of Directors. The Board of

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Directors shall employ a firm of certified public accountants and the Audit Committee shall supervise such firm in making an annual audit of the Corporation. The Audit Committee shall meet regularly at such time and place as shall be set by the Audit Committee and may have such special meetings as are called by its Chairman. The Audit Committee shall report to the Board of Directors.

SECTION 3.     Committee Rules and Minutes. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

ARTICLE V. OFFICERS

The officers of the Corporation shall consist of a chief executive officer, president, chief operating officer, one or more vice presidents, a secretary and a treasurer, as well as such other officers as may from time to time be designated by the Board of Directors. Such officers as deemed necessary, but never less officers than president and secretary, shall be elected by the Board of Directors and shall serve for a term of one year, or until their successors are duly elected and qualified. The officers of the Corporation shall have such authority and powers, and shall perform such duties, as designated by the Board of Directors. Any number of offices may be held by the same person.

ARTICLE VI. CERTIFICATES FOR SHARES

AND THE TRANSFER THEREOF

SECTION 1.	Certificates for Shares.

(a) Certificates representing shares of stock in the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman, the President or the Chief Executive Officer and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer or by such other officers authorized by applicable law and by the Board of Directors and sealed with the corporate seal, if any. Any or all of the signatures on a certificate may be facsimile. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation or its transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new certificate may be issued therefor upon such terms and indemnity to the Corporation as these Bylaws and the Board of Directors may prescribe.

(b) Notwithstanding any other provision of these Bylaws, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of physical certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system has been approved by the Securities and Exchange Commission. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation. Except as may be otherwise provided by law, the rights and

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obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

SECTION 2.     Transfer of Shares. Transfer of shares of stock in the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Corporation or its transfer agent, and only upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

SECTION 3. Lost, Destroyed or Mutilated Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which is alleged to have been lost, destroyed or mutilated upon receipt by the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner thereof, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, destruction or mutilation of any such certificate or the issuance of such new certificate.

SECTION 4.     Classes of Stock - Designation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, except as otherwise provided by law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each shareholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights. In the case of uncertificated shares, the Corporation will make available electronically a description of the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

ARTICLE VII. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. Right to Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedures specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any lawful manner by such person. Such

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right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this paragraph.

Section 2. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3. Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

SECTION 1.     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 2.     Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by applicable law and the Certificate of Incorporation.

SECTION 3.     Corporate Seal. The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization, the state of incorporation and the words "Corporate Seal." A corporate seal shall not be mandatory for the validity of any contract, instrument or other document properly executed by an authorized officer or officers of the Corporation.

SECTION 4.     Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, unless the person at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. In addition, attendance of a person at a meeting shall constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering the matter when it is presented. All waivers of notice shall be filed with the minutes of the meeting.

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SECTION 5.     Inspection of Bylaws. A copy of these Bylaws, with all amendments thereto, shall at all times be kept in a convenient place at the principal office of the Corporation, and shall be open for inspection to all shareholders during normal business hours.

SECTION 6.     Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person's votes are counted for such purposes, if: (1) the material facts regarding such person's relationship or interest in the contract or transaction are disclosed or known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the number of disinterested directors constitute less than a quorum; or (2) the material facts as to such person's relationship or interest in the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (3) the contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 7.     Form of Records. Any records maintained by the Corporation in the regular course of its business, including a stock ledger, books of account, and minute books, may be kept electronically, provided that the records so kept can be converted into clearly legible form and printed within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

SECTION 8.     Amendments of Bylaws. Subject to the laws of the State of Delaware and the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed at any regular meeting of shareholders (or at any special meeting thereof duly called for that purpose) by a vote of the shareholders in accordance with Article II, provided that in the notice of such meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these Bylaws, the Board of Directors may by a majority vote of the entire Board of Directors amend these Bylaws, or waive any provisions hereof, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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